UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
May 21, 2018

CHEMED CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(513) 762-6690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	On May 21, 2018, Chemed Corporation held its annual meeting of shareholders.

(b)	Shareholders voted on the matters set forth below:

Item 1. Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:
Nominee	For	Against	Abstentions
Kevin J. McNamara	14,348,665	123,751	35,814
George J. Walsh III	13,647,465	824,188	36,576
Joel F. Gemunder	13,626,180	843,949	38,101
Patrick P. Grace	13,615,925	856,418	35,886
Thomas C. Hutton	14,064,873	408,250	35,108
Walter L. Krebs	14,205,560	266,437	36,233
Andrea R. Lindell	14,295,480	176,571	36,178
Thomas P. Rice	14,403,335	68,235	36,659
Donald E. Saunders	13,922,303	550,189	35,737
Frank E. Wood	14,209,722	262,165	36,343

Item 2. Approval and Adoption of the 2018 Stock Incentive Plan. The proposal to approve and adopt the 2018 Stock Incentive Plan was approved with the following votes:
	Voted	Percent of Voted
For	12,411,824	85.55%
Against	2,050,340	14.13%
Abstain	46,066	0.32%
Broker non-votes	808,516	-

Item 3. Ratification of Independent Accountants. The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent accountants for the year ending December 31, 2018, was approved with the following votes:

	Voted	Percent of Voted
For	15,044,270	98.22%
Against	210,843	1.37%
Abstain	61,633	0.40%

Item 4. Executive Compensation. The proposal to approve, on a non-binding basis, the Company’s executive compensation program, was approved with the following votes:
	Voted	Percent of Voted
For	13,856,628	95.50%
Against	593,654	4.09%
Abstain	57,948	0.40%
Broker non-votes	808,516	-

Item 5. Stockholder Proposal. The proposal to amend the proxy access bylaw provisions was disapproved with the following votes:
	Voted	Percent of Voted
For	3,805,332	26.22%
Against	10,033,299	69.15%
Abstain	669,599	4.62%
Broker non-votes	808,516	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated:	May 23, 2018	By:	/s/ Michael D. Witzeman
Michael D. Witzeman
Vice President and Controller